Exhibit 99.2 184574509.2 EXCHANGE AGENT AGREEMENT This Exchange Agent Agreement (this “Agreement”) is entered into effective as of [ ], 2025 by and between NewtekOne, Inc. (the “Company”), and U.S. Bank Trust Company, National Association, a national banking association having a corporate trust office in ___________, ___________ (hereinafter referred to from time to time as “U.S. Bank” or the “Exchange Agent”). WHEREAS, the Company is offering to exchange all of its outstanding 5.50% Notes due 2026, CUSIP number of 652526 708 (the “Original Notes”) for its 8.50% Fixed Rate Senior Notes due 2031 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) upon the terms and subject to the conditions set forth in the Prospectus dated [December 1], 2025 (the “Prospectus”), and the related Letters of Transmittal, which together, as they may be supplemented or amended from time to time, constitute the “Offers”; WHEREAS, the Offers are expected to be commenced by the Company on or about [December 3], 2025. The Letters of Transmittal that accompany the Offers (or in the case of book-entry securities, the Automated Tender Offer Program (“ATOP”) of DTC (as defined below)) are to be used by the holders of the Original Notes (each, a “Holder”) to accept the Offers. The Letters of Transmittal contain instructions with respect to the delivery of certificates for Original Notes tendered in connection therewith; WHEREAS, the Offers shall expire at 5:00 p.m., New York City time, on January 9, 2026, or on such subsequent date or time to which the Company may extend the Offers (the “Expiration Date”). Subject to the terms and conditions of the Offers, the Company expressly reserves the right to extend the Offers from time to time and may extend the Offers by giving oral (promptly confirmed in writing) or written notice to the Exchange Agent before 9:00 a.m., New York City time, on the business day following the scheduled Expiration Date; and WHEREAS, the Company expressly reserves the right, in its sole discretion, to (1) delay accepting any validly tendered Original Notes or (2) terminate or amend the Offers, in each case, by giving oral or written notice (any such oral notice to be promptly confirmed in writing) of such delay, termination or amendment to the Exchange Agent. Any such delay in acceptance, termination or amendment will be followed as promptly as practicable by a public announcement thereof by the Company. NOW, THEREFORE, it is mutually agreed as follows: 1. The Company hereby appoints U.S. Bank Trust Company, National Association as exchange agent in connection with the Offers, and the Exchange Agent hereby accepts its appointment as exchange agent in accordance with this Agreement. 2. The Exchange Agent will perform such duties and only such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Exchange Agent.

2 184574509.2 3. The Exchange Agent will establish a book-entry account at The Depository Trust Company (“DTC”), in connection with each series of Original Notes subject to the Offers. Any financial institution that is a participant in the DTC system may make book-entry delivery of Original Notes by causing DTC to transfer such Original Notes into the account maintained by the Exchange Agent, pursuant to this section, in accordance with DTC’s procedures for such transfer, and the Exchange Agent may effect a withdrawal of Original Notes through such account by book-entry movement instruction to DTC. The account shall be maintained until all Original Notes tendered pursuant to the Offers shall have been either accepted for exchange or returned. 4. The Exchange Agent shall examine each of the Letters of Transmittal and certificates for Original Notes (or confirmation of book-entry transfer into its account at DTC) and any other documents delivered or mailed to the Exchange Agent by or for holders of the Original Notes to ascertain whether: (a) the Letters of Transmittal and such other documents as may be required appear to the Exchange Agent to have been duly executed and properly completed in accordance with instructions set forth therein; and (b) the Original Notes have otherwise been properly tendered. In each case where the Letters of Transmittal or any other document has been improperly completed or executed or any of the certificates for Original Notes are not in proper form for transfer or some other irregularity in connection with the acceptance of an Offer exists, the Exchange Agent will endeavor to inform the presenters of the need for fulfillment of the requirements and shall follow its normal procedures in its attempts to cause such irregularity to be corrected. The Exchange Agent shall have no other responsibility with respect to such irregularities. 5. With the approval of the Chief Legal Officer of the Company (such approval, if given orally, to be promptly confirmed in writing), or any other party designated in writing by such officer of the Company, the Exchange Agent is authorized to waive any irregularities in connection with any tender pursuant to the Offers. 6. Tenders of Original Notes may be made only as set forth in the Letter of Transmittal and Original Notes shall be considered properly tendered or delivered to the Exchange Agent only when tendered in accordance with the procedures set forth therein. 7. Notwithstanding the provisions of Section 6 of this Agreement, Original Notes that the Company shall approve as having been properly tendered shall be considered to be properly tendered (such approval, if given orally, shall be promptly confirmed in writing). 8. The Exchange Agent shall advise the Company with respect to any Original Notes received subsequent to the Expiration Date and accept its written instructions with respect to the disposition of such Original Notes. 9. The Exchange Agent shall accept tenders: (a) in cases where the Original Notes are registered in two or more names only if signed by all named holders;

3 184574509.2 (b) in cases where the signatory (as indicated on the Letters of Transmittal ) is acting in a fiduciary or a representative capacity only when proper evidence of its authority to so act is submitted; and (c) from persons other than the registered holder of Original Notes, provided that customary transfer requirements, including, but not limited to, signature guarantees from DTC participants are fulfilled, and applicable transfer taxes, if any, are paid. Exchange Agent shall accept partial tenders of Original Notes (only to the extent that the partial tender is equal to $25 in aggregate principal amount or any integral multiple of $25 in excess thereof) and deliver certificates for Original Notes (or effect appropriate book-entry transfers) to the registrar for split-up and return any improperly tendered Original Notes to the holder (or such other person as may be designated in the Letters of Transmittal or, in the case of book-entry transfer, the agent's message) as promptly as practicable after expiration or termination of the Offers. 10. Upon satisfaction or waiver of all of the conditions to each Offer, the Company will notify the Exchange Agent (such notice, if given orally, to be promptly confirmed in writing) of its acceptance, promptly after the Expiration Date, of all Original Notes properly tendered indicating the aggregate principal amount of Original Notes accepted. The Exchange Agent, on behalf of the Company, will exchange, in accordance with the terms hereof, accepted Original Notes for Exchange Notes of like series and shall cause such Original Notes to be cancelled. Delivery of the Exchange Notes will be made on behalf of the Company by the Exchange Agent’s at the rate of $25 principal amount of Exchange Notes (or any integral multiple of $25 in excess thereof) for each $25 principal amount of the corresponding series of Original Notes (or any integral multiple of $25 in excess thereof) tendered promptly after notice (such notice if given orally, to be promptly confirmed in writing) of acceptance of such Original Notes by the Company; provided, however, that in all cases, Original Notes tendered pursuant to the Offers will be exchanged only after timely receipt by the Exchange Agent of certificates for such Original Notes (or confirmation of book-entry transfer into its account at DTC), a properly completed and duly executed Letters of Transmittal (or manually signed facsimile thereof) with any required signature guarantees and any other required documents, or an agent’s message in lieu thereof. The Exchange Agent shall issue Exchange Notes only in denominations of $25 or any integral multiple of $25 in excess thereof. 11. Original Notes tendered pursuant to the Offers are irrevocable, except that, subject to the terms and upon the conditions set forth in the Prospectus and the Letters of Transmittal, tender of Original Notes may be withdrawn at any time on or prior to the Expiration Date. 12. The Company shall not be required to exchange any Original Notes tendered if any of the conditions set forth in the applicable Offer are not met. Notice of any decision by the Company not to exchange any Original Notes tendered shall be given (such notice,

4 184574509.2 if given orally, to be promptly confirmed in writing) by the Company to the Exchange Agent. 13. If, pursuant to an Offer, the Company does not accept for exchange all or part of the Original Notes tendered, the Exchange Agent shall, pursuant to the Company’s instruction, return those certificates representing Original Notes not accepted for exchange (or effect appropriate book-entry transfer), together with any related required documents and the Letters of Transmittal relating thereto that are in the Exchange Agent's possession, to the persons who deposited them (or effected such book-entry transfer). 14. All certificates for Exchange Notes and Original Notes tendered but not accepted for exchange shall be forwarded by first-class mail to the address specified by the holder of the Original Notes in the applicable Letter of Transmittal or, in the case of Original Notes tendered by book-entry transfer, by book-entry transfer to the DTC account specified by the holder of the Original Notes in the applicable Letter of Transmittal (or agent’s message in lieu thereof). 15. The Exchange Agent is not authorized to pay or offer to pay any concessions, commissions or solicitation fees to any broker, dealer, commercial bank, trust company or other persons or to engage or utilize any person to solicit tenders. 16. The Exchange Agent: (a) shall not be liable for any act or omission by it unless such act or omission constitutes gross negligence or willful misconduct; in no event shall the Exchange Agent be liable for special, punitive, indirect or consequential damages, including but not limited to lost profits, irrespective of whether the Exchange Agent has been advised of the likelihood of such loss or damage and regardless of the form of action arising in connection with this Agreement; (b) shall have no duties or obligations other than those specifically set forth herein or as may be subsequently agreed to in writing between Exchange Agent and the Company; (c) shall not be deemed to have made any representations concerning, and has no responsibility for, the validity, sufficiency, value or genuineness of any of the certificates or the Original Notes represented thereby deposited with Exchange Agent pursuant to the Offers; (d) shall not be obligated to take any action hereunder which might in the Exchange Agent's judgment involve any risk of expense, loss or liability, unless it shall have been furnished with indemnity and/or security satisfactory to it; (e) may conclusively rely on and shall be protected in acting or refraining from acting upon any tender, statement, request, document, certificate, agreement, opinion, notice, letter or other instrument whatsoever not only as to its due execution and validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which Exchange Agent shall

5 184574509.2 in good faith believe to be genuine and to have been signed or presented by the proper person or persons; (f) may conclusively rely on and shall be protected in acting or refraining from acting upon written or oral instructions from any officer of the Company; (g) may consult with counsel satisfactory to it (including in-house counsel) and shall have no liability and shall be indemnified and held harmless in relying on the advice or opinion of such counsel in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of such counsel; (h) may perform any duties hereunder either directly or by or through agents and attorneys and the Exchange Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; (i) may seek adjudication of any adverse claim, demand or controversy over its person, in either a Federal or State court located in the State of Minnesota; the parties agree that service of process by certified or registered mail, return receipt requested, to the address referred to in Section 32 of this Agreement shall constitute adequate service. The Company and the Exchange Agent further agree that the Exchange Agent has the right to interplead into any court of competent jurisdiction to determine the rights of any Person claiming any interest herein; and (j) shall have no liability under and no duty to inquire as to the provisions of any agreement in connection with the Offers other than this Agreement, including without limitation the Prospectus or any other agreement even though reference thereto may be made herein or a copy of such agreement has been provided to it and shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to the Merger, including, without limitation, obligations under applicable securities laws. 17. The Exchange Agent shall take such action as may from time to time be requested by the Company (and such other action as the Exchange Agent may deem appropriate) to furnish copies of the Prospectus and the Letters of Transmittal to all persons requesting such documents and to accept and comply with reasonable telephone requests for information relating to the Offers, provided that such information shall relate only to the procedures for accepting (or withdrawing from) the Offers. All other requests for information relating to the Offers shall be directed to the Company. The Company will promptly furnish the Exchange Agent with copies of such documents at its request. 18. The Exchange Agent is authorized to cooperate with and to furnish information to any organization (and its representatives) designated from time to time by the Company in the manner directed or authorized by the Company in connection with the Offers and any tenders thereunder.

6 184574509.2 19. Up to and including the Expiration Date, the Exchange Agent shall send by email to the email addresses mschwartz@newtekone.com and fdemaria@newtekone.com, and such other person or persons as the Company may request weekly (and more frequently during the week immediately preceding the Expiration Date, if requested), a report of activity, if any, including as to the aggregate principal amount of Original Notes which have been tendered pursuant to the Offers and the items received by the Exchange Agent pursuant to this Agreement, separately reporting and giving cumulative totals as items properly received and items improperly received. In addition, the Exchange Agent also will inform, and cooperate in making available to, the Company or any such other person or persons upon oral request made from time to time prior to the Expiration Date of such other information as they may reasonably request. Such cooperation shall include, without limitation, the granting by the Exchange Agent to the Company and such person as the Company may request, of access to those persons on the Exchange Agent's staff who are responsible for receiving tenders, in order to ensure that promptly prior to the Expiration Date and each other Expiration Date, if any, the Company shall have received information in sufficient detail to enable it to decide whether to extend one or both of the Offers. The Exchange Agent shall then prepare a final list of all persons whose tenders were accepted, the principal amount of Original Notes tendered and the amount accepted, taking into account any Original Notes that the Company advised the Exchange Agent were not accepted, and deliver such list to the Company. 20. Letters of Transmittal (when received by the Exchange Agent) shall be stamped by Exchange Agent as to the date, and, after the expiration of the Offers, the time, of receipt thereof and shall be preserved by Exchange Agent for a period of time at least equal to the period of time Exchange Agent preserves records pertaining to the transfer of securities. Exchange Agent shall dispose of unused Letters of Transmittal and other surplus materials in accordance with its customary procedures. 21. For services rendered hereunder, the Exchange Agent shall be entitled to such compensation as shall be agreed to in writing between the Company and the Exchange Agent, and the Company promises to pay such compensation and to reimburse the Exchange Agent for the out-of-pocket expenses (including reasonable attorneys’ and other professionals’ fees and expenses) incurred by it in connection with the services rendered by it hereunder. The provisions of this section shall survive the termination of this Agreement. 22. The Company agrees to indemnify the Exchange Agent for, and to hold it harmless against, any and all loss, liability, damage, claim, cost or expense, including attorneys’ fees and expenses (including the costs and expenses of defending against any claim of liability by the Company of any other person), incurred by the Exchange Agent that arises out of or in connection with its acting as Exchange Agent or enforcing its rights hereunder, except to the extent such losses, liabilities, damages, claims, costs or expenses are determined by a court of competent jurisdiction to have been directly caused by the Exchange Agent’s gross negligence or willful misconduct. The provisions of this section shall survive the termination of this Agreement.

7 184574509.2 23. The Exchange Agent shall have no obligations with respect to the tax consequences of this Agreement. The Company shall affirm in writing to Exchange Agent whether the securities being exchanged are classified as "Covered Securities" or "Non-Covered Securities" under cost basis reporting regulations promulgated under the Internal Revenue Code not later than thirty (30) days after a distribution hereunder. If such securities are classified as “Covered Securities”, then the Company shall provide accurate and complete cost basis information to Exchange Agent for purposes of Form 1099-B preparation. The required information shall include each Holder’s date of acquisition and cost basis of the applicable security, and any other information that Exchange Agent may request to comply with IRS 1099-B reporting regulations. 24. The Exchange Agent shall, pursuant to the Company’s written direction, deliver to each governmental authority to which the Company determines any transfer taxes are payable in respect of the exchange of Original Notes, the Company's check in the amount of transfer taxes so payable. The Exchange Agent shall otherwise have no responsibility with respect to any such transfer tax payments. 25. Any entity into which the Exchange Agent may be merged or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Exchange Agent shall be a party, or any entity succeeding to all or substantially all the corporate trust assets or business of the Exchange Agent shall be the successor Exchange Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding. 26. This Agreement and the Exchange Agent's appointment hereunder shall be construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, and without regard to conflicts of laws principles thereof. This Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and permitted assigns of each of the parties hereto and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Without limiting the foregoing, the parties hereto expressly agree that no Holder of the Original Notes or Exchange Notes shall have any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Neither party may assign any right or obligation under this Agreement without the written consent of the other party, provided that the Exchange Agent may assign or transfer its rights under this Agreement to any of its affiliates without the prior written consent of any party hereto, provided that the Exchange Agent shall notify the Company in writing of such assignment or transfer promptly following the effectiveness thereof. For purposes of this section, ”affiliate” means any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Exchange Agent, provided that “control” (including its correlative meanings -- “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

8 184574509.2 28. EACH PARTY, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT IT MIGHT HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. 29. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement and signature pages for all purposes. 30. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. 31. This Agreement shall not be amended, in whole or in part, except by a written instrument signed by the Company and the Exchange Agent. 32. Unless otherwise provided herein, all notices, requests and other communications to any party hereunder (each, a “Notice”) shall be in writing and shall be given to such party, addressed to it, at its company mailing address, facsimile number or email address set forth below. The Exchange Agent has no duty to confirm that the person sending any Notice by electronic transmission (including by email, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Exchange Agent to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Exchange Agent) shall be deemed original signatures for all purposes. The Company assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Exchange Agent, including without limitation the risk of you acting on an unauthorized Notice, and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Exchange Agent may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to you in lieu of, or in addition to, any such electronic Notice. If to the Company: NewtekOne, Inc. 4800 T Rex Avenue, Suite 120 Boca Raton, FL 33431 Attention: Michael A. Schwartz Email:mschwartz@newtekone.com

9 184574509.2 with a copy to: Frank DeMaria fdemaria@newetekone.com If to the Exchange Agent: U.S. Bank Trust Company, National Association 100 Wall Street, Suite 600 New York, New York 10005 Attention: Corporate Trust Services - NewtekOne Email: christopher.grell@usbank.com 33. This Agreement constitutes the entire agreement between the parties hereto. 34. Unless terminated sooner, this Agreement shall terminate 90 days following the Expiration Date. Notwithstanding the foregoing, Sections 21 and 22 shall survive the termination of this Agreement. Upon any termination of this Agreement, Exchange Agent shall promptly deliver to the Company any certificates for Original Notes or other property then held by Exchange Agent as Exchange Agent under this Agreement. 35. This Agreement shall be binding and effective as of the date hereof. 36. In no event shall the Exchange Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused, directly or indirectly, by forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, epidemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. 37. The parties hereto acknowledge that in accordance with federal law, the Exchange Agent, in order to help fight the funding of terrorism and prevent money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Exchange Agent. The Company will provide the Exchange Agent with such information as it may request in order for the Exchange Agent to satisfy the requirements of such law or related regulation. [Signature pages to follow]

184574509.2 IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agent Agreement to be executed by their respective officers, hereunto duly authorized, as of the day and year first above written. NEWTEKONE, INC. By: Name: Michael A. Schwartz Title: Chief Legal Officer U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Exchange Agent By: Name: Title: